Exhibit 10.1

master assignment and acceptance agreement, WAIVER, AND AMENDMENT NO. 9 TO Third AMENDED AND RESTATED CREDIT AGREEMENT

This Master Assignment and Acceptance Agreement, Waiver, and Amendment No. 9 to Third Amended and Restated Credit Agreement dated as of November 13, 2019 (this “Agreement”) is among Abraxas Petroleum Corporation, a Nevada corporation (the “Borrower”), the undersigned Guarantors (the “Guarantors”), the Lenders (as defined below), and Société Générale, as Administrative Agent for the Lenders (the “Administrative Agent”) and as Issuing Lender.

INTRODUCTION

A.     The Borrower, the financial institutions party thereto as Lenders (the “Existing Lenders”), the Issuing Lender, and the Administrative Agent have entered into the Third Amended and Restated Credit Agreement dated as of June 11, 2014, as amended by Amendment No. 1 to Third Amended and Restated Credit Agreement dated as of September 22, 2014, Amendment No. 2 to Third Amended and Restated Credit Agreement dated as of April 20, 2016, Amendment No. 3 to Third Amended and Restated Credit Agreement dated as of May 16, 2017, Amendment No. 4 to Third Amended and Restated Credit Agreement dated as of January 10, 2018, Amendment No. 5 to Third Amended and Restated Credit Agreement dated as of March 29, 2018, Amendment No. 6 and Master Assignment and Acceptance Agreement to Third Amended and Restated Credit Agreement dated as of September 17, 2018, Waiver to Credit Agreement dated as of March 11, 2019, Amendment No. 7 to Third Amended and Restated Credit Agreement dated as of March 29, 2019, and Amendment No. 8 to Third Amended and Restated Credit Agreement dated as of August 30, 2019 (as so amended and as further amended, supplemented or otherwise modified, the “Credit Agreement”).

B.     Reference is made to that certain Third Amended and Restated Guaranty Agreement made by the Guarantors in favor of the Administrative Agent dated as of June 11, 2014 (as amended, supplemented or otherwise modified, the “Guaranty”).

C.     Morgan Stanley Capital Group Inc. (the “New Lender”, and together with the “Existing Lenders”, the “Lenders”) will become a Lender under the Credit Agreement such that the amount of the Commitments of the Lenders shall be as set forth on the commitment schedule on Schedule I included in Annex I attached hereto.

D.     The Borrower failed to cause the ratio of (i) its consolidated current assets to (ii) its consolidated current liabilities, to be greater than or equal to 1.00 to 1.00 for the fiscal quarter ended September 30, 2019, in violation of Section 6.18 of the Credit Agreement (the “Designated Default”).

E.     The Borrower has requested, and the Administrative Agent and the Lenders party hereto have agreed, immediately after giving effect to the assignment and assumption of Commitments as described above, subject to the terms and conditions hereof, to (i) waive the Designated Default, (ii) redetermine the Borrowing Base, (iii) amend the Credit Agreement, and (iv) consent to the release of certain Mortgaged Properties in Montana and Wyoming in connection with the mortgaging of additional Oil and Gas Properties in Texas and North Dakota, in each case as set forth herein.

F.     The Borrower and the Guarantors wish to reaffirm their guarantees of and liens supporting the Obligations as amended by this Agreement.

THEREFORE, in fulfillment of the foregoing, the Borrower, the Guarantors, the Administrative Agent, and the Lenders hereby agree as follows:

Section 1.     Definitions; References. All capitalized terms not otherwise defined in this Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.

Section 2.     Master Assignment and Acceptance.

(a)     The New Lender is hereby added to the Credit Agreement as a Lender, and the New Lender agrees to be bound by all the terms and provisions of the Credit Agreement binding on a Lender. The New Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and become a party to the Credit Agreement; (ii) agrees that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and become a party to the Credit Agreement and will, independently and without reliance on the Administrative Agent or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other Loan Documents; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement and (B) it meets all the requirements to be an assignee under Section 9.08 of the Credit Agreement (subject to such consents as may be required under Section 9.08 of the Credit Agreement). By its execution of this Agreement, each of the Borrower, the Administrative Agent, and the Issuing Lender hereby consent to the addition of the New Lender, as and to the extent required under Section 9.08 of the Credit Agreement.

(b)     Simultaneously with the effectiveness of this Agreement, (i) each Lender’s (including the New Lender’s) respective Commitment will be as set forth beside its name on Schedule I included in Annex I attached hereto, and (ii) the Commitment of each of the Lenders and the amount of all outstanding Advances and Letter of Credit Exposure shall be reallocated among the Lenders in accordance with their respective Pro Rata Shares set forth on Schedule I included in Annex I attached hereto, and to effect such reallocations, the New Lender shall be deemed to have purchased all right, title and interest in, and all obligations in respect of, the appropriate portion of the Commitments of the Existing Lenders, so that the Commitments of each Lender will be as set forth on Schedule I included in Annex I attached hereto. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignments and Acceptances, and, except for any replacement Notes requested by Existing Lenders, if applicable, and the New Lender, in the principal amount of their respective Commitments (after giving effect to this Agreement), no other documents or instruments or assignment fees shall be, or shall be required to be, executed or paid in connection with such assignments (all of which are hereby waived). The Existing Lenders and the New Lender shall make such cash settlements among themselves, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to such reallocations and assignments.

Section 3.     Waiver. Notwithstanding any provisions in the Credit Agreement and the other Loan Documents to the contrary, upon the satisfaction of the conditions specified in Section 10 of this Agreement, but effective for all purposes as of the Effective Date, subject to the terms and conditions of this Agreement, each of the undersigned Lenders and the Administrative Agent hereby (a) permanently waives the Designated Default and (b) agrees not to charge default interest with respect to the Designated Default under the first clause of the definition of “Applicable Margin” in the Credit Agreement, in each case so long as the actual ratio of (x) the Borrower’s consolidated current assets to (y) its consolidated current liabilities is greater than or equal to 0.75 to 1.00 for the fiscal quarter ended September 30, 2019. The waiver by the Lenders described in this Section 3 is limited to the extent described above and shall not be construed to be a waiver of any other claim arising out of the same or similar facts as the Designated Default, or to be a waiver of Section 6.18 of the Credit Agreement for any defaults other than the Designated Default, or otherwise to be a permanent waiver of any provision of the Credit Agreement or any other terms, provisions, covenants, warranties or agreements contained in any Loan Document. The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future Defaults or Events of Default under any Loan Document. The description herein of the Designated Default is based upon the information available to the Administrative Agent and the Lenders on or prior to the date hereof and shall not be deemed to exclude the existence of any other Defaults or Events of Default. The failure of the Administrative Agent or the Lenders to give notice to any Loan Party of any such other Defaults or Events of Default is not intended to be and shall not be a waiver thereof.

Section 4.     Borrowing Base Redetermination. In accordance with Section 2.02(b) of the Credit Agreement, the Administrative Agent, the Lenders (including the New Lender) and the Borrower confirm and agree that the Borrowing Base shall be redetermined from $207,500,000 to $135,000,000, effective as of the Effective Date. After giving effect to the Borrowing Base redetermination pursuant to this Agreement, each Lender’s (including the New Lender’s) respective Pro Rata Share of the Borrowing Base will be as set forth beside its name on Schedule I included in Annex I attached hereto. Once effective, the new Borrowing Base amount shall remain in effect until the next redetermination or adjustment of the Borrowing Base made pursuant to the Credit Agreement; provided that the Administrative Agent expressly reserves its right to request an interim redetermination of the Borrowing Base pursuant to and in accordance with the terms of Section 2.02(c) of the Credit Agreement. The decrease in the Borrowing Base pursuant to this Section 4 shall constitute the Fall 2019 scheduled redetermination pursuant to Section 2.02(b)(ii) of the Credit Agreement.

Section 5.     Amendments to Credit Agreement. Each of (a) the Credit Agreement, (b) Schedule I (Addresses and Commitments) thereto, (c) Schedule 4.01 (Subsidiaries) thereto, (d) Schedule 4.05 (Existing Debt) thereto, (e) Schedule 4.20 (Hedging Agreements) thereto, (f) Schedule 4.21 (Material Agreements) thereto, (g) Exhibit B (Form of Compliance Certificate) thereto, and (h) Exhibit K (Form of Mortgage Compliance Certificate) thereto is hereby amended and restated to read in its entirety as set forth in Annex I hereto. In addition, Schedule 4.31 (Marketing of Production Agreements) included in Annex I hereto shall be added as a Schedule to the Credit Agreement.

Section 6.     Consent. Subject to the terms of this Agreement, the Lenders hereby consent to, and authorize the Administrative Agent to, release and discharge any Liens granted prior to the date hereof on the Oil and Gas Properties and any related as-extracted collateral and fixtures located in Montana and Wyoming which constitute Mortgaged Properties (the “Subject Collateral”). No Collateral, other than the Subject Collateral, is authorized to be released hereby. The consent described in this Section 6 is contingent upon the satisfaction of the conditions precedent described in Section 10 below and is strictly limited to the extent described herein. Nothing contained herein shall be construed to be a consent to or a permanent waiver of the sections provided for herein or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or any other Loan Document. The Borrower hereby agrees and acknowledges that the Lenders require and will require strict performance by the Borrower of all of its obligations, agreements and covenants contained in the Credit Agreement and the other Loan Documents pursuant to the terms thereof, and no inaction or action regarding any Default or Event of Default is intended to be or shall be a waiver thereof.

Section 7.     Reaffirmation of Liens.

(a)     Each of the Borrower and each Guarantor (i) is party to certain Security Instruments securing and supporting the Borrower’s and Guarantors’ obligations under the Loan Documents, (ii) represents and warrants that according to their terms the Security Instruments will continue in full force and effect to secure the Borrower’s and Guarantors’ obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified (including by this Agreement), and (iii) acknowledges, represents, and warrants that the liens and security interests created by the Security Instruments are valid and subsisting and create an Acceptable Security Interest in the Collateral to secure the Borrower’s and Guarantors’ obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified (including by this Agreement).

(b)     The delivery of this Agreement does not indicate or establish a requirement that any Guaranty or Security Instrument requires the Borrower’s or any Guarantor’s approval of amendments to the Credit Agreement.

Section 8.     Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations, as such Obligations may have been amended by this Agreement. Each Guarantor hereby acknowledges that its execution and delivery of this Agreement do not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, modifications or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 9.     Representations and Warranties. Each of the Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders that:

(a)     the representations and warranties set forth in the Credit Agreement, the Guaranties and in the other Loan Documents are true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that such materiality qualifier shall not apply if such representation or warranty is already subject to a materiality qualifier in the Credit Agreement or such other Loan Document;

(b)     (i) the execution, delivery, and performance of this Agreement are within the corporate, limited liability company or other power and authority of the Borrower or such Guarantor, as applicable, and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower or such Guarantor, as applicable, enforceable against the Borrower or such Guarantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and

(c)     as of the effectiveness of this Agreement and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

Section 10.     Effectiveness. This Agreement shall become effective and enforceable against the parties hereto, upon the occurrence of the following conditions precedent (such date being the “Effective Date”):

(a)     The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent and the Lenders.

(b)     The Administrative Agent shall have received a secretary’s certificate from each of the Borrower and each Guarantor certifying such Person’s (i) officer’s incumbency, (ii) authorizing resolutions and (iii) organizational and governing documents.

(c)     The Administrative Agent shall have received certificates of good standing for each of the Borrower and the Guarantors in each state in which each such Person is organized (and to the extent requested by the Administrative Agent, in each state in which such Person is qualified to do business), which certificates shall be dated a date not earlier than 30 days prior to the Effective Date.

(d)     The Administrative Agent shall have received amendments to the Security Agreement, Pledge Agreement, and Guaranty (in each case, which may be in the form of an amendment and restatement of the existing agreement) duly and validly executed and delivered by duly authorized officers of the Loan Parties and, where applicable, the Administrative Agent.

(e)     The Borrower shall deliver or cause to be delivered (i) Mortgages or amendments and/or supplements to Mortgages (which may be in the form of amendments, restatements, and supplements of existing Mortgages) such that the Administrative Agent (for its benefit and the benefit of the Lenders) shall have an Acceptable Security Interest in at least 90% of all of the Proven Reserves of the Borrower and its Subsidiaries based on the most recently delivered Engineering Report and the Oil and Gas Properties in connection therewith; (ii) appropriate UCC-1 and UCC-3, as applicable, fixture filing financing statements covering such Collateral for filing with the appropriate authorities; and (iii) a favorable opinion of local counsel in each jurisdiction where each such Mortgage or such amendment, restatement, or supplement to an existing Mortgage will be filed in such form and covering such matters as the Administrative Agent may reasonably request.

(f)     The Borrower shall deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by the most recently delivered Engineering Report, so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information covering at least 90% of the PV-9 of the Proven Reserves of the Borrower and its Subsidiaries as reasonably determined by the Administrative Agent and at least 90% of the PV-9 of the Proven Reserves which are categorized as “proved, developed and producing”.

(g)     The Administrative Agent shall have received a legal opinion from Dykema Gossett PLLC. as counsel to the Borrower and the Guarantors, in form and substance reasonably acceptable to the Administrative Agent, and covering such matters as the Administrative Agent may reasonably request, including the Loan Documents delivered in connection with this Agreement.

(h)     On or substantially contemporaneously with the Effective Date, the Senior Secured Term Loan Facility shall have been consummated in accordance with the terms and conditions set forth therein.

(i)     As of the Effective Date, after giving effect to this Agreement, the excess of the Borrowing Base over the sum of (a) the aggregate principal amount of all Advances outstanding plus (b) the aggregate Letter of Credit Exposure, shall be equal to or greater than $35,000,000.

(j)     On or substantially contemporaneously with the Effective Date, the Administrative Agent, the Loan Parties, and Angelo Gordon Energy Servicer, LLC, as administrative agent under the Senior Secured Term Loan Facility (as defined in Annex I attached hereto) shall have duly and validly executed and delivered the Intercreditor Agreement (as defined in Annex I attached hereto).

(k)     The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower attaching executed copies of all loan documents governing the Senior Secured Term Loan Facility and certifying that such documents are true, correct, and in full force and effect as of the Effective Date, and the Administrative Agent shall be reasonably satisfied with such documents.

(l)     The Administrative Agent shall have received a certificate of the chief financial officer of the Borrower certifying that each of the Borrower and its Subsidiaries is Solvent after giving effect to this Agreement.

(m)     The representations and warranties in this Agreement shall be true and correct before and after giving effect to this Agreement.

(n)     No Default shall have occurred and be continuing.

(o)     Upon the reasonable request of any Lender made at least 5 days prior to the Effective Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least 2 days prior to the Effective Date.

(p)     At least 5 days prior to the Effective Date, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver, to each Lender that so requests, a Beneficial Ownership Certification.

(q)     The Administrative Agent shall have received such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection herewith.

(r)     The Borrower shall have paid (i) all other costs, expenses, and fees which have been invoiced and are payable pursuant to Section 9.04 of the Credit Agreement or any other written agreement, (ii) all fees required under the Fee Letters, and (iii) to each Lender, for its own account, an amendment fee in an amount equal to 0.15% of such Lender’s portion of the Borrowing Base after giving to this Agreement.

Section 11.     Effect on Loan Documents. Except as amended hereby, the Credit Agreement and the Loan Documents remain in full force and effect as originally executed, and, other than as set forth in Section 3, nothing herein shall act as a waiver of any of the Administrative Agent’s or Lenders’ rights under the Loan Documents, as amended. This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default under other Loan Documents.

Section 12.     RELEASE. THE BORROWER ACKNOWLEDGES THAT ON THE DATE HEREOF ALL OBLIGATIONS ARE PAYABLE WITHOUT DEFENSE, OFFSET, COUNTERCLAIM OR RECOUPMENT. IN ADDITION, EACH OF THE LOAN PARTIES (FOR THEMSELVES AND THEIR RESPECTIVE SUCCESSORS, AGENTS, ASSIGNS, TRANSFEREES, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, ATTORNEYS AND AGENTS) HEREBY RELEASES ANY AND ALL CLAIMS, CAUSES OF ACTION OR OTHER DISPUTES IT MAY HAVE AGAINST THE ADMINISTRATIVE AGENT, ANY OF THE LENDERS, LEGAL COUNSEL TO THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS, CONSULTANTS HIRED BY ANY OF THE FOREGOING, OR ANY OF THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, SHAREHOLDERS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS OR ASSIGNS OF ANY KIND OR NATURE ARISING OUT OF, RELATED TO, OR IN ANY WAY CONNECTED WITH, THE CREDIT AGREEMENT, THE SECURITY AGREEMENTS OR THE LOAN DOCUMENTS, IN EACH CASE WHICH MAY HAVE ARISEN ON OR BEFORE THE DATE OF THIS AGREEMENT. EACH OF THE LOAN PARTIES HEREBY ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT AND HAS CONFERRED WITH ITS COUNSEL AND ADVISORS REGARDING ITS CONTENT, INCLUDING THIS SECTION 12, AND IS FREELY AND VOLUNTARILY ENTERING INTO THIS AGREEMENT, AND HEREBY AGREES TO WAIVE ANY CLAIM THAT THE TERMS OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE RELEASES CONTAINED HEREIN) ARE INVALID OR OTHERWISE UNENFORCEABLE.

Section 13.     Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

Section 14.     Miscellaneous.

(a)     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original. Delivery of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

(b)     No Oral Agreement. This AGREEMENT and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. there are no unwritten oral agreements among the parties.

(c)     Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.

(d)     Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Remainder of page left blank; signatures follow.]

EXECUTED as of the date first set forth above.

BORROWER:

ABRAXAS PETROLEUM CORPORATION

By:/s/ Steven P. Harris

Name:     Steve P. Harris

Title:     Vice President and Chief Financial Officer

GUARANTORS:

ABRAXAS PROPERTIES INCORPORATED

By:/s/ Steven P. Harris

Name:     Steve P. Harris

Title:     Vice President, Chief Financial Officer and Secretary

SANDIA OPERATING CORP.

By:/s/ Steven P. Harris

Name:     Steve P. Harris

Title:     Vice President, Chief Financial Officer and Secretary

RAVEN DRILLING, LLC

By:/s/ Robert L. G. Watson

Name:     Robert L. G. Watson

Title:     President

ADMINISTRATIVE AGENT/

ISSUING LENDER/LENDER:          SOCIÉTÉ GÉNÉRALE

By:     /s/ Max Sonnonstine

Name:     Max Sonnonstine

Title:     Director

Texas Capital Bank, N.A.

By:     /s/ Philip C. Jones

Name:     Philip C. Jones

Title:     Senior Vice President

Cadence Bank

By:     /s/ Eric Broussard

Name:     Eric Broussard

Title:     Executive Vice President

ZIONS BANCORPORATION DBA AMEGY BANK

By:     /s/ Brad Ellis

Name:     Brad Ellis

Title:     Senior Vice President

CIT BANK, N.A.

By:     /s/ Jodie Gilderstleeve

Name:     Jodie Gildersleeve

Title:     Vice President

Associated Bank, N.A.

By:     /s/ Brett P. Stone

Name:     Brett P. Stone

Title:     Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By:     /s/ John C. Lozano

Name:     John C. Lozano

Title:     Senior Vice President

EASTWEST BANK

By:     /s/ Tyler S. Thoem

Name:     Tyler S. Thoem

Title:     Senior Vice President

MORGAN STANLEY CAPITAL GROUP INC.

By:     /s/ Parker Corbin

Name:     Parker Corbin

Title:     Vice President